Exhibit 99.1

Press Release

For Immediate Release

Guaranty Bancshares, Inc.

Declares Quarterly Cash Dividend

Addison, Texas – June 16, 2022 / Business Wire / – The Board of Directors of Guaranty Bancshares, Inc. (NASDAQ: GNTY), the parent company of Guaranty Bank & Trust, N.A., declared a quarterly cash dividend on June 15, 2022, in the amount of $0.22 per share of common stock. The cash dividend and will be paid on July 13, 2022, to stockholders of record as of the close of business on June 27, 2022.

About Guaranty Bancshares

Guaranty Bancshares, Inc. is a bank holding company that conducts commercial banking activities through its wholly-owned subsidiary, Guaranty Bank & Trust, N.A. As one of the oldest regional community banks in Texas, Guaranty Bank & Trust provides its customers with a full array of relationship-driven commercial and consumer banking products and services, as well as mortgage, trust, and wealth management services. Guaranty Bank & Trust has 32 banking locations across 26 Texas communities located within the East Texas, Dallas/Fort Worth, greater Houston and Central Texas regions of the state. As of March 31, 2022, Guaranty Bancshares, Inc. had total assets of $3.19 billion, total loans of $2.01 billion and total deposits of $2.80 billion. Visit www.gnty.com for more information.

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Contact Information:

Cappy Payne
Senior Executive Vice President & CFO
Guaranty Bancshares, Inc.
(888) 572-9881

investors@gnty.com